UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2012 (February 23, 2012)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry to a Material Definitive Contract.

As of February 23, 2012, the Company entered into the Second Amendment to Second Amended and Restated Credit Agreement with a syndicate of lenders led by Bank of America, N.A. (the “Facility”). The Facility provides Ennis, Inc. and its subsidiaries (the “Company”) with up to $150 million in revolving credit. In certain circumstances the Company may increase the aggregate commitments under the Facility to $200 million. The Facility matures on August 18, 2016. The Facility is secured by substantially all of the Company’s domestic assets, the capital stock of its domestic subsidiaries and 65% of the capital stock of its foreign direct subsidiaries.

The Facility includes covenants relating to restrictions on capital expenditures, acquisitions, asset dispositions, additional debt and other customary covenants, including the following financial covenants:

•	Minimum Tangible Net Worth of $115 million (as of November 30, 2011), with step-ups equal to 25% of consolidated net income, commencing with the fiscal quarter ending February 28, 2012.

•	Maximum Total Leverage Ratio of 3.00:1.00.

•	Minimum Fixed Charge Coverage Ratio of 1.25:1.00.

The interest rate applicable to the Facility is (a) LIBOR, plus the Applicable Margin, or (b) the Base Rate, as defined, plus the Applicable Margin. The Applicable Margin for LIBOR loans ranges from 1.00% to 2.25%, the Applicable Margin for Base Rate loans ranges from .00% to .50%, and the applicable commitment fee ranges from .20% to .30%, all depending upon the Company’s total leverage ratio. The initial interest rate in effect will be LIBOR plus 1.50%, or 1.77%. This rate will remain in effect until after the Company files its compliance certificate for the fiscal quarter ending February 28, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1.	Second Amendment to Second Amended and Restated Credit Agreement between Ennis, Inc., each of the other co-borrowers who are parties, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Regions Bank, as Syndication Agent, Comerica Bank., as Documentation Agent, and the other lenders who are parties, dated as of February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: February 23, 2012	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Second Amendment to Second Amended and Restated Credit Agreement between Ennis, Inc., each of the other co-borrowers who are parties, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Regions Bank, as Syndication Agent, Comerica Bank., as Documentation Agent, and the other lenders who are parties, dated as of February 23, 2012.	Filed herewith electronically